Exhibit 10.1

QUANEX CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(Amended And Restated Effective February 26, 2004)

1.             The Quanex Corporation Employee Stock Purchase Plan (the “Plan”) which is to be administered by any transfer agent Quanex Corporation (“Quanex”) may appoint (“Bank”) is set out in this document.

2.             To participate in the Plan, an individual:

A.            Must be a regular full-time employee of Quanex or any of its subsidiaries;

B.            Must submit a Payroll Withholding Authorization (“Withholding Authorization”) to the local Human Resources Department on or before the first day of the month in which the individual wishes to participate, authorizing Quanex to make the payroll deductions specified by the employee, subject to any minimum deduction set by Quanex; and

C.            Must submit to the Bank (through the local Human Resources Department) an Investment Authorization Card (“Investment Authorization”), authorizing the Bank to act as agent for the employee for purposes set out in Section 3.

3.             The Bank will establish an account under the Plan (an “Account”) as agent for each individual who fulfills the conditions in Section 2 (a “Participant”) and will credit the following sources of cash to the Account for the purchase of full and fractional shares of Quanex Common Stock (“Plan Shares”) for each Participant’s Account:

A.            Employee payroll deductions received from Quanex;

B.            An amount from Quanex equal to 15 percent of each Participant’s payroll deductions made on or after January 1, 1995 (“Quanex Contribution”);

C.            Cash dividends received from Quanex on all Plan Shares in a Participant’s Account at the time a dividend is paid; and

D.            Cash resulting from the sale of any Rights accruing to Plan Shares in the Participant’s Account under Section 11.

The minimum contribution that an employee may make to his account is $10.00 per pay period.  Notwithstanding any other provision of the Plan to the contrary, no employee payroll deductions described in Section 3.A. above or Quanex Contributions described in Section 3.B. above shall be made on or after the First Day of the Final Plan Month (as that term is defined in Section 23).

4.             The Bank will apply the cash credited to the Participant’s Account under Section 3 to the purchase of full and fractional Plan Shares and will credit them to the Participant’s Account.  In making these purchases the Bank may commingle the cash credited to all Participant’s Accounts.  The price at which the Bank is deemed to have acquired Plan Shares for a Participant’s Account will be the average price, excluding brokerage and other costs of purchase, of all Plan Shares purchased by the Bank for all Participants in the Plan during the calendar month.

5.             Participants may elect to add to their Account any shares of Quanex Common Stock credited to their account under any plan that is similar to the Plan, whether offered to Quanex employees before or after the creation of the Plan.  All shares will be held in the name of the Bank or its nominee as Plan Shares subject to the terms and conditions of the Plan.

6.             The Bank will make reasonable efforts to apply the cash described in Section 3 that it receives as agent for the Participant to the purchase of Plan Shares on or promptly after the first day of the following month after receipt by the Bank, except as described in this Section 6 and in Section 7.  Dividends received on Plan Shares and other amounts of cash credited to the Account will be aggregated with the employee payroll deductions received and amounts contributed by Quanex received during the calendar month and applied to the purchase of Plan Shares.  Notwithstanding any other provision of the Plan to the contrary, the Bank shall not use any funds from a Participant’s payroll deductions described in Section 3.A. above or Quanex Contributions described in Section 3.B. above to purchase Plan Shares under the Plan on or after the Ten Year Limit Date (as that term is defined in Section 23).  If any such funds remain credited to a Participant’s Account on the Ten Year Limit Date for any reason (including a suspension of trading described in Section 7) the Bank will remit to the Participant, promptly after the Ten Year Limit Date, all cash credited to the Participant’s Account attributable to the Participant’s payroll deductions and will remit to Quanex, promptly after the Ten Year Limit Date, all cash credited to the Participant’s Account attributable to Quanex Contributions.

7.             The Bank will purchase Plan Shares in negotiated transactions or on any securities exchange where Quanex Common Stock is traded from time to time.  The purchases will be on terms as to price, delivery and other matters, and will be executed through those brokers or dealers, as the Bank may determine.  Under certain circumstances, observance of the rules and regulations of the Securities and Exchange Commission may require temporary suspension of purchases by the Bank or may require that a purchase be spread over a longer period than indicated in Section 6.  In that event, subject to the limitations set out in Section 6, purchases will be made or resumed when permitted by the rules and regulations.  In that event the Bank will not be accountable for its inability to make all purchases within the applicable period.  If any Securities and Exchange Commission suspension of trading in Quanex Common Stock remains effective for 90 consecutive days, the Bank will remit to each Participant, promptly after the end of the period, all cash in the Participant’s Account attributable to the Participant’s payroll deductions, cash dividends paid to all Quanex stockholders and any sale of Rights pursuant to Section 11.

8.             As soon as practicable after the cash credited to the Participant’s Account has been applied to the purchase of Plan Shares (but in no event later than 20 calendar days after the purchase) the Bank will mail a statement (“Statement”) to the Participant summarizing the transactions in the Participant’s Account since the last Statement. The Bank will hold the Plan Shares of all Participants in its name or in the name of its nominee evidenced by as many or as few certificates as the Bank determines.  No certificate representing Plan Shares purchased for a Participant’s Account will be issued to the Participant unless he or she makes a request in writing or until his or her Account is terminated and he or she makes the election described in

Section 16.  Certificates will not be issued for less than 10 shares unless the Account is terminated.

9.             Quanex will pay all service charges, brokerage, costs of mailing and other charges incurred because of the purchase of Plan Shares.

10.           Each Participant is responsible for all taxes (whether local, state or federal) due because of the Quanex Contribution, because of the payment of a dividend or because of the sale of Plan Shares credited to him or her.  The Bank will timely prepare and forward to the Internal Revenue Service, the appropriate state and local authorities and the Participants the information returns required by the Internal Revenue Code and Regulations and all state statutes, presently Forms 1099-Div and 1099-B.  All Quanex Contributions will constitute taxable income to the Participant to whose Account it is credited.

11.           Any stock dividends and any shares received as a result of a stock split on any Plan Shares accumulated in a Participant’s Account will, when received by the Bank, be credited to the Participant’s Account.  If Quanex makes available to the holders of Plan Shares (a) rights to purchase additional shares of stock, convertible debentures or other securities of Quanex or (b) securities of any other issuer ((a) and (b) collectively “Rights”), the Bank will sell those Rights received on Plan Shares credited to the Participant’s Account as soon as practicable and apply the proceeds to the purchase of additional Plan Shares for the Participant’s Account unless the Participant directs the Bank prior to the payment date for the Rights to transfer to the Participant all whole Rights accruing to the Plan Shares for the Participant’s Account; provided that the Bank will not sell any such Rights until they have become separated from Plan Shares, if applicable, and their sale is permitted under the terms of the Rights and under applicable law.  The price at which the Bank will be deemed to have sold any given set of Rights for a Participant’s Account will be the average price, excluding commissions and other costs of the sale, of all of that given set of Rights sold by it for all Participants.

12.           If a tender offer or exchange offer is commenced for Quanex Common Stock, the Bank, upon receipt of information with respect thereto as the holder of record of the Plan Shares, will either (a) forward, or arrange for the forwarding of, information provided by the offeror to holders of record of Quanex Common Stock to each Participant or (b) provide to the offeror the name and mailing address of each Participant as reflected on the records of the Bank with instructions to mail such material to each Participant.  The Bank will tender all or part of a Participant’s Plan Shares in response to written instructions from the Participant in such form as the Bank may reasonably require and only if such instructions are received by the Bank at least five days (or such shorter period as may be required by law) prior to the termination of the offer.  Unless the Bank has received instructions in accordance with the previous sentence, it will not tender a Participant’s Plan Shares.  Except to the extent disclosure is required to tender Plan Shares pursuant to proper written instructions, the Bank will maintain the confidentiality of a Participant’s election to tender or not tender Plan Shares.

13.           Participants may not add any shares of Quanex Common Stock held in their name to their Account except as permitted by Section 5.

14.           The Bank will vote the Participant’s Plan Shares as instructed by the Participant on a form to be furnished by and returned to the Bank at least five days (or such shorter period as the law may require) before the meeting at which they are to be voted.  The Bank will not vote Plan Shares for which no instructions are received.

15.           A Participant may request that the Bank sell (a) all or any part of his or her Plan Shares acquired before July 17, 2003, at any time, (b) all or any part of his or her Plan Shares acquired on or after July 17, 2003, and before March 15, 2004, at any time after they have been held in his or her Account for at least 180 days, provided, however, that if the Participant is employed by or in connection with a division or subsidiary of Quanex immediately before Quanex sells or otherwise disposes of that division or subsidiary and after such sale or other disposition the Participant is no longer employed by Quanex or a subsidiary owned by Quanex such 180-day restriction shall not apply after the date Quanex consummates the sale or other disposition of such division or subsidiary, and (c) all or any part of his or her Plan Shares acquired on or after March 15, 2004, at any time after they have been held in his or her Account for at least one year, provided, however, that if the Participant is employed by or in connection with a division or subsidiary of Quanex immediately before Quanex sells or otherwise disposes of that division or subsidiary and after such sale or other disposition the Participant is no longer employed by Quanex or a subsidiary owned by Quanex such one year restriction shall not apply after the date Quanex consummates the sale or other disposition of such division or subsidiary.  A Participant who wishes to sell any part of his or her Plan Shares may do so by giving notice to the local Human Resources Department, who will then forward the notice to Quanex’s corporate office.  Quanex will inform the Bank of the Participant’s election to sell Plan Shares within five business days of the receipt by Quanex’s corporate office of a notice from the employee.  Upon receipt of the notice, the Bank, as the Participant’s agent, will sell the number of Plan Shares specified in the Participant’s notice within three business days of receipt by the Bank of instructions to sell the Plan Shares, and will deliver to the Participant the proceeds of the sale, less a handling charge, brokerage commissions, and other costs of sale.  Whole and fractional shares may be aggregated and sold with those of other Participants, in which case the proceeds for each Participant will be based on the average sales price of all shares aggregated and sold.  Any sale may, but need not, be made by purchase for other Accounts in which case the price will be the mean of the high and low selling price of Quanex Common Stock as reported on the principal stock exchange on which the stock is traded on the date of receipt by the Bank of the notice of the Participant’s desire to sell Plan Shares or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was so traded.  Any fractional shares that are not sold will be paid for in cash at a price equal to the mean of the high and low selling prices of Quanex Common Stock as reported on the principal stock exchange on which Quanex Common Stock is traded on the date of receipt by the Bank of the notice of the Participant’s desire to sell Plan Shares or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was traded.  If a Participant elects to sell all of his or her Plan Shares, that Participant will be deemed to have terminated participation in the Plan, and the provisions of Section 16 will apply.

16.           Participation in the Plan may be terminated by Participants at any time by giving notice to the local Human Resources Department, who will then forward the notice to Quanex’s corporate office.  Quanex will inform the Bank of any Participant’s election to terminate participation within five business days of the receipt by Quanex’s corporate office of the notice from the employee.  Upon receipt of the notice, unless a Participant makes a contrary election in written response to the Bank’s notice of his Account, the Bank will send to him at no charge a certificate or certificates representing the full Plan Shares accumulated in his Account and a check for the net proceeds of any fractional share in his Account.  If a Participant elects to terminate, he or she may not rejoin the Plan for a period of six months from the date of the termination.  In any case of termination, the Bank will, if the Participant elects, sell, as the Participant’s agent, all or part of his shares within three business days of receipt by the Bank of instructions to sell his Plan Shares, and will deliver to him the proceeds of the sale, less a handling charge, brokerage commissions, and other costs of sale; provided that the Bank may not sell (a) any Plan Shares acquired on or after July 17, 2003, and before March 15, 2004, if they have not yet been held in the Participant’s Account for at least 180 days and (b) any Plan Shares acquired on or after March 15, 2004, if they have not yet been held in the Participant’s Account for at least one year, provided, however, that if the Participant is employed by or in connection with a division or subsidiary of Quanex immediately before Quanex sells or otherwise disposes of that division or subsidiary and after such sale or other disposition the Participant is no longer employed by Quanex or a subsidiary owned by Quanex such 180 day or one year restriction, as originally applicable, shall not apply after the date Quanex consummates the sale or other disposition of such division or subsidiary.  Whole and fractional shares may be aggregated and sold with those of other Participants, in which case the proceeds for each Participant will be based on the average sales price of all shares aggregated and sold.  Any sale may, but need not, be made by purchase for other Accounts in which case the price will be the mean of the high and low selling price of Quanex Common Stock as reported on the principal stock exchange on which the stock is traded on the date of receipt by the Bank of the notice of termination or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was so traded.  On termination, fractional shares accumulated in a Participant’s Account which are not aggregated and sold will be paid for in cash at a price equal to the mean of the high and low selling prices of Quanex Common Stock as reported on the principal stock exchange on which Quanex Common Stock is traded on the date of receipt by the Bank of the notice of termination or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was traded.

17.           Quanex may amend the Plan at any time and the Bank may, with the consent of Quanex, amend the Plan.  Quanex may terminate the Plan by giving the Bank 30 days written notice of termination.  The Bank may terminate the Plan by giving Quanex 90 days written notice of termination.  In addition the Bank may, with the consent of Quanex, or shall, if requested to do so by Quanex, appoint a successor to serve as agent for the Participants under the Plan.  In any case the Bank and Quanex will cause a notice of the action to be mailed to each Participant.  No action will have a retroactive effect that would prejudice the interests of the Participants.  The terms and conditions of the Plan as in effect on the effective date of the appointment of the successor will be binding upon the successor.

18.           Any notice, instruction, request, election or direction which, by any provision of the Plan, is required or permitted to be given or made by a Participant to the Bank must be in writing and should be given to the Participant’s local Human Resources Department, which will then forward the notice to Quanex’s corporate office; Quanex will then provide the Bank with the notice, instruction, request, election or direction within five business days of its receipt by Quanex’s corporate office.  Any notice, instruction, request, election or direction intended for the Bank will be deemed to be given or made when received by the Bank.  Any notice or certificate which, by any provision of the Plan, is required or permitted to be given by the Bank to a Participant, must be in writing and will be deemed to have been given or made when received by the Participant, or five business days after it has been mailed to the Participant’s address as it last appears on the Bank’s records.

19.           The Bank will not be liable for any action which is in compliance with the terms and conditions of the Plan taken or omitted in good faith, including without limitation, any claim of liability:

A.            Arising out of failure to terminate a Participant’s Account upon the Participant’s death or otherwise prior to the receipt of written notice of the event causing termination, accompanied by documentation deemed satisfactory by the Bank;

B.            With respect to the prices at which Plan Shares are purchased or Plan Shares or Rights are sold for a Participant’s Account and the timing and terms on which the purchase or sale is made; or

C.            For the market value, or any fluctuation in the market value, after purchase of the Plan Shares or sale of Plan Shares or Rights for a Participant’s Account.

20.           Except as is expressly provided in the Plan, no Participant can sell, pledge, hypothecate or otherwise assign or transfer his Account, any interest in his Account or any cash or stock credited to his Account.  Any attempt to sell, pledge, hypothecate, assign or transfer his Account, any interest in his Account or any cash or stock credited to his Account will be void.

21.           A Participant who receives a financial hardship distribution from a qualified cash or deferred arrangement described in Section 401(k) of the Internal Revenue Code of 1986, as amended, that is maintained by Quanex or any of its affiliates may not contribute to the Plan for a period of 12 months after receipt of the financial hardship distribution.  The Participant must submit a new Withholding Authorization to the Human Resources Department in order to recommence contributions to the Plan after he or she has received the financial hardship distribution.

22.           The Withholding Authorization, the Investment Authorization, and the Plan and its operation will be governed by and construed in accordance with the laws of the State of New York.

23.           For all purposes of the Plan, the term “Ten Year Limit Date” shall mean February 26, 2014, the date that is ten years after February 26, 2004, the date the Plan as amended and restated was ratified by the stockholders of Quanex; provided, however, that if after February 26, 2004, and before February 26, 2014, the terms of the Plan are ratified again by the stockholders of Quanex, the term “Ten Year Limit Date” shall mean the date that is ten years after the date the shareholders of Quanex ratify again the terms of the Plan.  For all purposes of the Plan, the term “First Day of the Final Plan Month” shall mean (a) the first day of the month in which occurs the “Ten Year Limit Date” if the “Ten Year Limit Date” occurs on or after the tenth calendar day of a calendar month or (b) the first day of the month preceding the month in which occurs the “Ten Year Limit Date” if the “Ten Year Limit Date” occurs before the tenth calendar day of a calendar month.

IN WITNESS WHEREOF, effective February 26, 2004, Quanex Corporation has adopted this amendment and restatement on the 26th day of February 2004.

QUANEX CORPORATION

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